EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the 2007 Employee Compensation Plan, of our report dated September 29, 2006 relating to the financial statements which appears in Manaris Corporation’ Annual Report on Form 10KSB for the year ended June 30, 2006.

/s/Pricewaterhouse Coopers LLP
PricewaterhouseCoopers LLP,
Montreal, Quebec, Canada
August 17, 2007